Exhibit 10.1
LETTER AMENDMENT NO. 3
Dated as of December 19, 2006
M&I Marshall & Ilsley Bank
651 Nicollet Mall
Minneapolis, Minnesota 55402-1611
Ladies/Gentlemen:
     We refer to the Revolving Credit Agreement dated as of December 18, 2002, as amended (the “Credit Agreement”) between you and us. Unless otherwise defined in this letter amendment, terms defined in the Credit Agreement are used in this letter amendment as defined in the Credit Agreement.
     It is hereby agreed by you and us as follows:
     The Credit Agreement is, effective the date first above written, hereby amended as follows:
(a)	The first sentence of Section 2.1 is amended in full to read as follows:

Section 2.1. Commitment for Revolving Loan. The Bank agrees, in accordance with the terms of this Agreement, to make advances (the “Advances”) to the Borrower from time to time from the date hereof to and including December 31, 2008 (the “Termination Date”) or the earlier termination of the Commitment under the terms of this Agreement, in an aggregate amount not to exceed $5,000,000.00 (the “Commitment”).

(b)	Section 2.4 is amended by changing the phrase “Prime Rate minus 0.50%” both places it appears to be “Prime Rate minus 1.0%” and by changing the phrase “LIBOR plus 2.25%” the one place it appears to be “LIBOR plus 1.75%.”

(c)	Section 5.1(a) (vi) [Borrowing Base and aging reporting] is deleted in its entirety.

(d)	Section 5.1(g) [Net Income] is amended in full to read as follows:
[Intentionally Deleted]
     On and after the effective date of this letter amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, or words of like import referring to the Credit Agreement, and each reference in the Note and the Security Agreement to “the Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended by this letter amendment. The Credit Agreement, as amended by this letter amendment, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed.
     This letter amendment may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter amendment.
     If you agree to the terms and provisions hereof, please evidence your agreement by executing and returning one counterpart of this letter amendment to us. This letter amendment shall become effective as of the date first above written when and if counterparts of this letter amendment shall have been executed by you and us.
Very truly yours,
LifeCore Biomedical, Inc.

By	/s/ David M. Noel

Its	VP of Finance and CFO

Agreed as of the date
first above written:
M&I Marshall & Ilsley Bank

By	/s/ Sam S. Pepper Jr.
Its	Vice President

By	/s/ Stacy A. Voves
Its	Assistant Vice President

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